EXHIBIT 10.1


                     AMENDED RESEARCH AND LICENCE AGREEMENT
                     --------------------------------------

                                     Between

                  YEDA RESEARCH AND DEVELOPMENT COMPANY LIMITED
                  ---------------------------------------------

                  a company duly registered under the laws of Israel of PO Box 95, Rehovot 76100, Israel (hereinafter, "YEDA").

                                       And

                                BERT LOGIC, INC.

                  a company duly registered under the laws of the state of Washington, USA, having its principal place of business c/o Abramovich, Yosef, Hakim-Law Offices, Toyota Towers, 65 Igal Alon Street, Tel-Aviv 67443, Israel (hereinafter, the "COMPANY")


PREAMBLE:

WHEREAS: (A) in the course of research conducted at the Weizmann Institute of Science ("THE INSTITUTE"), under the supervision of Professor Yair Reisner ("THE SCIENTIST") of the Department of Immunology, the Scientist arrived at an invention comprising methods of organ transplantation utilising developing nephric tissue ("THE INVENTION"), all as more fully described in U.S.A patent application number 60/317,452 (Yeda's Reference no. 2001-073), the first page

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                    of which is attached  hereto as APPENDIX "A" ("THE  EXISTING
                    PATENT APPLICATION"); and

                    (B) the Company is: (i) interested in the performance of further research at the Institute under the supervision of the Scientist in the field of the Invention, as specified in the research program attached hereto, marked APPENDIX "B" ("THE RESEARCH PROGRAM" and "THE RESEARCH"); and (ii) willing, subject to and in accordance with the terms and conditions of this Agreement, to finance the performance of the Research in accordance with the budget attached hereto and marked APPENDIX "C" ("THE RESEARCH BUDGET"); and

                    (C) Yeda is willing, subject to and in accordance with the terms and conditions of this Agreement, to procure the performance of the Research at the Institute as aforesaid; and

                    (D) by operation of Israeli law and/or under the terms of employment of the Scientist at the Institute and pursuant to an agreement between the Institute, Yeda and the Scientist, all right, title and interest in and to the Invention and in any results deriving from the performance of the Research at the Institute, vests and shall vest in Yeda; and

                    (E) subject to and in accordance with the terms of this Agreement, the Company wishes to receive, and Yeda is willing to grant to the Company, a worldwide exclusive licence in respect of the Licensed Information (as hereinafter defined) and under the Patents, for the

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                    manufacture,  development  and sale of  products  for  solid organ transplantation from embryonic tissue ("PRODUCTS"), all subject to and in accordance with the terms and conditions of this Agreement below,

NOW THEREFORE IT IS AGREED BETWEEN THE PARTIES HERETO AS FOLLOWS:




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1.   PREAMBLE, APPENDICES AND INTERPRETATION

1.1. The Preamble and Appendices hereto form an integral part of this Agreement.

1.2. In this Agreement the terms below shall bear the meanings assigned to them below, unless the context shall indicate a contrary intention:

1.2.1.            "AFFILIATED ENTITY" - shall mean, with respect to any company,
                                      corporation,   other   entity   or  person
                                      (hereinafter,  collectively, "ENTITY"), an
                                      entity which  directly or  indirectly,  is
                                      controlled  by, or  controls,  or is under
                                      common control with, such entity.  For the
                                      purposes  of  this  definition,  "CONTROL"
                                      shall  mean  the   ability,   directly  or
                                      indirectly,  to direct the  activities  of
                                      the  relevant  entity (save for an ability
                                      flowing solely from the fulfillment of the
                                      office of director or another  office) and
                                      shall  include,  without  limitation,  the
                                      holding,  directly or indirectly,  of more
                                      than 30%  (thirty  percent)  of the issued
                                      share  capital or of the  voting  power of
                                      the   relevant   entity  or  the  holding,
                                      directly or indirectly, of a right to appoint more than 30% (thirty percent) of the directors of such entity or of a right to appoint the chief executive officer of such entity;

1.2.2.             "DEVELOPMENT PROGRAM" -  shall  mean,  with  respect  to  any
                                      Product or Products, a development program
                                      specifying  the  activities  and timetable
                                      necessary  to  develop  such  Products  to
                                      commercialization,      including      the
                                      performance   of   toxicological    tests,
                                      pharmacological    and   efficacy   tests,
                                      pre-clinical tests and clinical trials and
                                      all   steps    required   for    obtaining
                                      regulatory  approvals  from the U.S.  Food

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                                      and  Drug  Administration  ("THE  FDA") or
                                      equivalent regulating authorities in other
                                      countries   and   the    development    of
                                      procedures  and  facilities for commercial
                                      production   of   such   Products,   sales
                                      projections    and   proposed    marketing
                                      efforts;

1.2.3.             "EXCHANGE RATE"    - shall mean,  with  respect to any amount
                                      to be calculated, or which is paid or received in a currency other than US
                                      Dollars, the average of the selling and buying exchange rates of such currency (in respect of cheques and remittances) and the US Dollar prevailing at Bank Hapoalim
                                      B.M. at the end of business on the date of calculation, payment or receipt, as the case may be;

1.2.4.             "FIRST COMMERCIAL SALE" - shall mean,  with  respect  to  any
                                      Product   in  any   country,   the   first
                                      commercial sale of such Product in such country after FDA New Drug Approval or equivalent approval in such country has been obtained for such Product;

1.2.5.             "LICENCE"          - shall bear the meaning  assigned to such
                                      term in clause 7.1 below;

1.2.6.             "LICENSED INFORMATION" - shall mean: (i) the  Invention;  and
                                      (ii)  all  and any  inventions,  products,
                                      materials,    compounds,     compositions,
                                      substances,       methods,      processes,
                                      techniques,  know-how,  data, information,
                                      discoveries    and   other    results   of
                                      whatsoever nature discovered or occurring in the course of, or arising from, the performance of the Research;

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1.2.7.             "NET SALES"        - shall mean the total amount  invoiced by
                                      the Company and the total amount  invoiced
                                      by each Sublicensee in connection with the
                                      sale  of  Products  (for  the  removal  of
                                      doubt,  whether such sales are made before
                                      or after the First  Commercial Sale of any
                                      Product in any  country);  provided  that,
                                      with  respect  to sales  which  are not at
                                      arms-length and/or are not in the ordinary
                                      course   of   business   and/or   are  not
                                      according   to   then    current    market
                                      conditions  for such a sale, the term "NET
                                      SALES"  shall mean the total  amount  that
                                      would have been due in an arms-length sale
                                      made in the  ordinary  course of  business
                                      and  according to the then current  market
                                      conditions   for  such  sale  or,  in  the
                                      absence of such current market conditions, according to market conditions for sale of products similar to the Products, in all cases after deduction of:

                                      (i)    sales taxes  (including value added
                                             taxes) to the extent  applicable to
                                             such  sale  and   included  in  the
                                             invoice in respect of such sale;

                                      (ii)   credits  or  allowances,   if  any,
                                             actually   granted  on  account  of
                                             price     adjustments,     recalls,
                                             rejections  or returns of  Products
                                             previously sold;

                                      (iii)  Bad   debts   recognized   by   the
                                             Company's     external     auditors
                                             according to  customary  accounting
                                             rules;

                                      and provided further that, with respect to sales by the Company and/or a Sublicensee,

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                                      as applicable, to any Affiliated Entity of
                                      the  Company  or Sublicensee,  as the case
                                      may be, that the term, "NET  SALES"  shall
                                      mean the higher of:  (a) "Net  Sales",  as
                                      defined above, with respect to sales which
                                      are not  at  arms-length   and/or  in  the
                                      ordinary   course   of    business  and/or
                                      according  to  current  market conditions;
                                      and (b) the total amount invoiced  by such
                                      Affiliated  Entity   on   resale   to   an
                                      independent   third party purchaser  after
                                      the deductions specified in  subparagraphs
                                      (i)  and  (ii)   above,   to  the   extent
                                      applicable;

1.2.8.             "PATENTS"-         shall  mean:   (i)  the  Existing   Patent
                                      Application  and all patents  which may be
                                      granted thereon; and (ii) all other patent
                                      applications    or    applications     for
                                      certificates    of   invention    covering
                                      portions of the Licensed Information and all patents or certificates of invention which may be granted thereon; as well as all continuations, continuations-in-part, patents of addition, divisions, renewals, reissues and extensions of any of the aforegoing patents, but excluding patent applications that have been withdrawn or have expired;

1.2.9.             "RESEARCH          PERIOD" - shall bear the meaning  assigned
                                      to such term in clause 2.1 below;

1.2.10.            "SUBLICENCE" and
                   "SUBLICENSEE"      - shall  bear  the  meanings  respectively
                                      assigned  to  such  terms  in  clause  7.5
                                      below;

1.2.11.            "SUBLICENSING RECEIPTS" - shall  mean consideration,  whether monetary or otherwise,  actually  received
                                      (for  the   removal   of  doubt,   whether

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                                      actually  received  before  or  after  the
                                      First  Commercial  Sale in any country) by
                                      the  Company  for or  from  the  grant  of
                                      Sublicences and/or pursuant thereto, or in
                                      connection with the grant of an option for
                                      a Sublicence,  except for amounts received
                                      by the Company which constitute  royalties
                                      based  on  sales   of  the   Products   by
                                      Sublicensees;

           the terms: "YEDA", "THE - shall bear the definitions assigned to COMPANY","THE INSTITUTE", them respectively in the heading or the
           "THE  SCIENTIST",   "THE   preamble hereto, as the case may be.
           INVENTION","THE EXISTING
           PATENT  APPLICATION,"THE
           RESEARCH  PROGRAM", "THE
           RESEARCH", "THE RESEARCH
           BUDGET" and "PRODUCTS"

1.3.     In this Agreement:

1.3.1. words importing the singular shall include the plural and vice-versa and words importing any gender shall include all other genders and references to persons shall include partnerships, corporations and unincorporated associations;

1.3.2.      any  reference  in this  Agreement to the term  "patent"  shall also
            include  any  re-issues,  divisions,   continuations  or  extensions
            thereof (including measures having equivalent effect); and

1.3.3. any reference in this Agreement to the term "sale" shall include the sale, lease, rental or other disposal of any Product;

1.3.4. "INCLUDING" and "INCLUDES" means including, without limiting the generality of any description preceding such terms.

2.   PERFORMANCE OF THE RESEARCH

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2.1.     In consideration of the sums to be paid by the Company to Yeda pursuant to clause 3 below and, subject to the execution of such payments, Yeda undertakes, subject to clause 2.2 below, to procure the performance of the Research at the Institute under the supervision of the Scientist during the 3 (three) year period commencing on April 9, 2003 ("THE RESEARCH PERIOD"). By written agreement of the parties, the Research Period may be extended by such period and upon such terms and conditions as the parties shall so agree.

2.2. If the Scientist shall cease to be available for the supervision of the performance of the Research, such cessation shall not constitute a breach of this Agreement by Yeda. In the event that the Scientist shall cease to be available as aforesaid, Yeda shall use its reasonable efforts to find from amongst the scientists of the Institute a replacement scientist acceptable to the Company (such acceptance to be in writing, and not to be unreasonably withheld) but no undertaking to find such a replacement is given by Yeda. If no such acceptable replacement scientist can be found within 30 (thirty) days of the Scientist becoming unavailable as aforesaid, then the Company shall be entitled, by written notice to Yeda, to terminate the Research Period, in which event the Research Period and the performance of Research hereunder shall cease at the end of a further period of 15 (fifteen) days from the date of receipt by Yeda of such written notice. In the event of such termination, Yeda shall be released from any obligation to procure the performance of the Research during the period after such termination. The Company shall be released from any obligation to finance the Research in respect of the period commencing at the end of 45 (forty five) days after the unavailability of the Scientist, but without affecting the Licence and all the other terms and conditions of this Agreement which shall remain in full force and effect (save for those relating to the performance and financing of the Research).

2.3. For the avoidance of doubt, it is agreed that nothing in this Agreement shall constitute a representation or warranty by Yeda, express or implied, that any results (including any milestones specified in the Research Program) will be achieved by the Research or that the Licensed Information or any part thereof or any results achieved by the Research are or will be commercially exploitable or of any other value and Yeda furthermore makes no warranties and representations, express or

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         implied,  whatsoever as to the Research, any results of the Research or the Licensed Information.

3.       FUNDING THE RESEARCH

         The Company undertakes to pay to Yeda the Research Budget (in US Dollars) as follows: (i) with regard to the first year of the Research Period (commencing on April 9, 2003), the amount of US $450,000 (four hundred and fifty thousand United States Dollars), of which a non-refundable installment of US $225,000 (two hundred and twenty five thousand United States Dollars) shall be due and payable on October 9, 2003 and a non-refundable installment of US $225,000 (two hundred and twenty five thousand United States Dollars) shall be due and payable on January 9, 2004; and (ii) with regard to the second and third years of the Research Period, respectively, an amount which shall be not less than US $900,000 (nine hundred thousand United States Dollars) and not more than US $1,000,000 (one million United States Dollars) per year to be determined by mutual agreement of the parties no later than 30 (thirty) days prior to the commencement of the relevant year, in 4
         (four) equal 3 (three) monthly non-refundable installments, payable in advance at the beginning of each 3 (three) month period during such year. If the parties fail to reach agreement within the time frame referred to above regarding the amount of the Research Budget payable for the second or third year of the Research Period (as the case may be), then the Research Budget for such year shall be US $900,000 (nine hundred thousand United States Dollars) and Yeda shall procure the performance of Research for such reduced amount. An invoice in respect of an installment paid as aforesaid shall be issued by Yeda promptly after the receipt by Yeda of such installment. All payments of the Research Budget shall be made by direct wire transfer to Yeda's bank account, the details of which Yeda shall notify to the Company. In the event that the Research Budget for any given year during the Research Period is not fully utilised during such year, the unutilised portion of research funds shall be added to the Research Budget for the following year. Yeda and/or the Institute shall not obtain finance for the Research from other entities, unless such financing has been approved by the Company and provided that such other entities are not granted any rights in respect of the Research and/or the Licensed Information which prejudice any rights granted to the Company under the Licence.

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4.       REPORTING BY YEDA

         The Scientist and the Company shall conduct a monthly meeting, whereby the Scientist shall report and inform the Company on the ongoing Research activities and update the Company on the scientific work progress, the Company shall inform Yeda on the time and location of such meetings and Yeda may send a representative to attend them. In addition:

4.1.        Yeda will procure the submission by the Scientist to the Company of:
            (i) an interim written report on the progress of the Research in each 6 (six) month period during the Research Period, within 60 (sixty) days of the end of each such 6 (six) month period, and of a written report summarizing the results of the Research within 60 (sixty) days of the end of the Research Period; and

4.2. Yeda shall submit to the Company, with respect to each 3 (three) month period of the Research Period, a financial report setting forth the monies received and expended in connection with the Research during such 3 (three) month period. Each report as aforesaid shall be submitted to the Company not later than 30 (thirty) days after the end of the period covered by such report. Charges in respect of Research expenditures shall be made in accordance with the procedures prevailing at the Institute for charging research expenditures to individual projects of applied research.

5.   TITLE

     All right, title and interest in and to the Licensed Information and the Patents and all right, title and interest in and to any drawings, plans, diagrams, specifications, other documents, models, or any other physical matter in any way containing, representing or embodying any of the aforegoing, vest and shall vest in Yeda and subject to the License as specified herein.



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6.   PATENTS; PATENT INFRINGEMENTS

6.1.

6.1.1. Subject to clauses 6.3 and 6.4 below, Yeda shall prosecute the Existing Patent Application using the outside patent counsel retained by Yeda for such purpose prior to the execution of this Agreement, unless otherwise agreed by the parties in writing, and shall maintain at the applicable patent office any patents issuing from the Existing Patent Application. The Company and Yeda shall consult with one another and cooperate fully with regard to the prosecution of the Existing Patent Application and in maintenance of such patents.

6.1.2. At the initiative of either party, the parties shall consult with one another regarding the filing of patent applications (such term herein to include any provisional patent applications, applications for continuations, continuations-in-part, divisions, patents of addition or renewals, as well as any other applications or filings for similar statutory protection) in respect of any portion of the Licensed Information and/or corresponding to the Existing Patent Application, including the jurisdictions in which such applications should be filed, the timing of the filing of such applications and the contents thereof. Following such consultations, and subject to clauses 6.3 and 6.4 below, Yeda shall retain outside patent counsel that will be approved by the Company, to prepare, file and prosecute patent applications as aforesaid in such jurisdiction or jurisdictions as shall be determined by the parties in consultation as aforesaid. Subject to clauses 6.3 and 6.4 below, Yeda shall also maintain at the applicable patent office any patents granted as a result of any of the above patent applications. The parties agree that their joint policy will be to seek comprehensive patent protection for all Licensed Information licensed to the Company hereunder. The Company and Yeda shall cooperate fully in the preparation, filing, prosecution and maintenance of such patent applications and patents.

6.2. All applications to be filed in accordance with the provisions of clause 6.1.2 above, shall be filed in the name of Yeda or, should the law of the relevant jurisdiction so require, in the name of the

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         relevant  inventors  and then  assigned to Yeda and shall be subject to the Licence as provided herein.

6.3. In the event that, following such consultations between the parties regarding the filing, prosecuting and/or maintenance (as applicable) of patent applications and/or patents pursuant to clauses 6.1.1 and 6.1.2 above, the Company shall not wish to file and/or continue to prosecute a patent application and/or maintain a patent in any country in relation to any part of the Licensed Information (including the Existing Patent Application), then Yeda, in its discretion, may elect to file and/or continue to prosecute such patent application and/or maintain such patent in such country at its own cost and expense. Yeda shall notify the Company in writing of Yeda's election to file and/or continue to prosecute such patent application and/or maintain such patent in such country as aforesaid, at Yeda's expense (such notice, "THE YEDA NOTICE"), and, in the event that the Company shall not, within 30 (thirty) days of receipt of the Yeda Notice: (i) reimburse Yeda for all out-of-pocket costs and fees incurred by Yeda until the date of the Yeda Notice (the Yeda Notice to be supported by receipts or other appropriate documents evidencing such costs and fees) in connection with the said patent application (in the preparation and/or filing and/or prosecution of such application) and/or such patent; and
         (ii) undertake in writing to Yeda to bear all additional and future expenses relating to such patent application and/or patent, then Yeda shall be entitled, at any time after the expiry of the said 30 (thirty) day period after such notice, to terminate the Licence granted to the Company under this Agreement in respect of such patent application and/or of such patent in such country, and to take whatever action it deems fit (in its sole discretion) with respect to such patent application and/or patent.

6.4.
6.4.1. The Company shall, on the date of signature of this Agreement, reimburse Yeda the sum of US $18,623 (eighteen thousand six hundred and twenty three United States Dollars), constituting the aggregate costs and fees paid by Yeda prior to the date of signature of this Agreement in connection the Existing Patent Application and shall pay Yeda all additional amounts incurred, but not as yet paid, by Yeda prior to the date of signature of this Agreement, within 30 (thirty) days of Yeda's first written request.

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6.4.2.      Without  derogating  from the provisions of clause 6.4.1 above,  the
            Company shall bear and pay all costs and fees incurred in the preparation, filing, prosecution and the like of the Existing Patent Application and of all patent applications filed in accordance with the provisions of clause 6.1.2 above (including patent applications
            corresponding   to  the  Existing  Patent   Application),   and  the
            maintenance at the appropriate patent office and the like of all patents issuing from the Existing Patent Application and all patent applications referred to above.

6.4.3. Unless otherwise instructed by Yeda in writing, the Company shall pay directly to Yeda's relevant outside patent counsel amounts payable by the Company pursuant to this clause 6.4 above or clause
            6.3 above.

6.5. Should the Company: (i) determine that a third party is infringing one or more of the Patents; or (ii) be sued on the grounds that the manufacture, use or sale of a Product by it or by a Sublicensee under any of the Patents or using the Licensed Information or any portion thereof infringes upon the patent rights of a third party, then the Company shall, after first having consulted Yeda, be entitled to sue for such infringement or defend such action (as the case may be), and, Yeda may elect, at its own initiative, to join as a party to such action or consent to such joinder (such consent by Yeda may for the removal of doubt, be conditional upon, inter alia, the provision by the Company of security, satisfactory to Yeda, for the payment of the expenses or costs referred to in paragraph (a) below) and Yeda shall cooperate and shall use its reasonable efforts to cause the Scientist to cooperate with the Company in prosecuting or defending such litigation, provided that: (a) any expenses or costs or other liabilities incurred in connection with such litigation (including attorneys fees, costs and other sums awarded to the counterparty in such action) shall be borne by the Company, who shall indemnify Yeda against any such expenses or costs or other liabilities, the above without derogating from the provisions of clause 12 below; (b) in the event that Yeda shall be named as a party in any such litigation then Yeda shall be entitled to select its own legal counsel in such litigation, at its own expense, provided that if the legal counsel of the Company faces a conflict of interest in representing Yeda and the Company then the Company shall bear and pay Yeda's reasonable legal counsel expenses. If Yeda elects not to do so, the selection of the legal counsel representing the Company and Yeda shall be made after consultation with Yeda; (c) no settlement, consent order, consent judgment or other voluntary final disposition of such action may be entered into without the prior written consent of Yeda; and (d) if an action is brought against the Company alleging the invalidity of any of the Patents, after consultation with the Company, Yeda shall have the right to take over the sole defence of the action and the Company shall cooperate fully with Yeda in connection with any such action and all related costs and expenses related thereto shall be paid by Yeda. Any recovery in any litigation as aforesaid relating to an infringement shall first be applied to cover costs and thereafter divided 84% (eighty-four percent) to the Company and 16% (sixteen percent) to Yeda. For the removal of doubt, Yeda shall not itself be obliged to take any action to sue for any infringement or to defend any action as referred to in this clause 6.5 above.

6.6. If the Company fails to take action to abate any alleged infringement of a Patent, or to defend any action as aforesaid, within 60 (sixty) days of a request by Yeda to do so (or within a shorter period, if required to preserve the legal rights of Yeda under applicable law), then Yeda shall have the right (but not the obligation) to take such action at its expense and the Company shall cooperate in such action at the Company's expense and, if required under applicable law or contract, to be named as a party to any such action. Yeda shall have full control of such action and shall have full authority to settle such action on such terms as Yeda shall determine. Any recovery in any such litigation shall be for the account of Yeda only.

6.7. If the Company initiates any action pursuant to clause 6.5 above or becomes aware of any action initiated by any third party concerning any alleged infringement, or discovers any allegation by a third party of infringement resulting from the Patents, then the Company shall so notify Yeda promptly in writing, giving full particulars thereof. The Company shall promptly keep Yeda informed and provide copies to Yeda of all documents regarding all such actions or proceedings instituted by or against the Company as contemplated under any of the provisions of clause 6.5.

7.   LICENCE

7.1. Yeda hereby grants to the Company, and the Company hereby accepts from Yeda, an exclusive worldwide licence under the Licensed Information and the Patents, for the development, manufacture and sale of the Products ("THE LICENCE") during the period, for the consideration and subject to the terms and conditions set out in this Agreement. For the removal of doubt, no licence is granted hereunder with regard to the Licensed Information and/or the Patents and/or any portion of any of the aforegoing, with respect to any exploitation or activities (including the aforegoing activities) relating to any product or services, other than Products.

7.2. For the removal of doubt, nothing contained in this Agreement shall prevent Yeda or the Institute from using the Licensed Information and the Patents for academic research or other scholarly purposes, provided that during the Research Period Yeda shall inform the Company about any new application of the Licensed Information discovered or invented by the Scientist in the course of such academic or scholarly research and Company shall have the right to inform Yeda within 90 (ninety) days of such notice, whether the Company wishes to commence negotiations to an agreement with respect of further research, development and commercializing of such new application, thereafter Yeda and the
         Company shall negotiate the terms of their agreement with 6 (six) months from the Company's response. For the purpose of clarification, Yeda shall not disclose the new application to any third party other than the Company within the said examination or negotiation periods. If the Company does not inform Yeda of its intention to commence negotiation or negotiations fail, then Yeda shall be free to commercialize the new application to any third party. The Company recognizes that the new application may be subject to right of third parties (non commercial institutions) that provide financing for the academic or scholarly research.

7.3. The Licence shall remain in force in each country with respect to each Product (if not previously terminated in accordance with the provisions of this Agreement) until the later of:

7.3.1. the date of expiry of the last of the Patents in such country covering such Product; or

7.3.2. the date of expiry of a period of 15 (fifteen) years commencing on the date of receipt of FDA New Drug Approval or of equivalent approval for such Product in such country.

         For the purposes of clause 7.3.1 above: (i) a Product shall be deemed to be covered by a Patent in any country even after the Patent in such country covering such Product has expired, in the event that, and for so long as, such Product is protected by "Orphan Drug" status (within the meaning of such term under the U.S. Orphan Drug Act), by a Supplementary Protection Certificate (within the meaning of such term under Council Regulation (EU) No. 1768/92) or by any other provisions granting similar statutory protection of such Product in such country; and (ii) for the removal of doubt, "Patent" shall include also patent applications and continuations-in-part.

         The Company shall notify Yeda in writing immediately upon the receipt of each such FDA New Drug Approval or of equivalent approval referred to in clause 7.3.2 above, specifying its date, the country in which such approval was obtained and the type of Product in respect of which such approval was obtained.

7.4. A Sublicence under the Licence may be granted by the Company only with the prior written consent of Yeda, which shall not be withheld unreasonably. However, such prior consent shall not be needed if the Company's shares are traded on a stock exchange located in the European Union or the United States; provided further that: (i) the proposed Sublicence is for monetary consideration only; (ii) the proposed Sublicence is to be granted in a bona fide arms-length commercial transaction; (iii) a copy of the agreement granting the Sublicence and all amendments thereof shall be made available to Yeda, 14 days before their execution and the Company shall submit to Yeda copies of all such Sublicenses and all amendments thereof promptly upon execution thereof; and (iv) the proposed Sublicence is made by written agreement, the provisions of which are consistent with the terms of the Licence and contain, inter alia, the following terms and conditions:

7.4.1. the Sublicence shall expire automatically on the termination of the Licence for any reason;

7.4.2. the Sublicensee shall be bound by provisions substantially similar to those in clause 10 below relating to confidentiality binding the Company;

7.4.3. all terms necessary to enable performance by the Company of its obligations hereunder;

7.4.4. that any act or omission by the Sublicensee which would have constituted a material breach of this Agreement by the Company had it been the act or omission of the Company, shall constitute a material breach of the Sublicence agreement with the Company entitling the Company to terminate the Sublicence, and the Company hereby undertakes to inform Yeda forthwith upon receipt of knowledge by the Company of such material breach (provided such breach has not been cured within 30 days after the Company had issued the Sublicensee a written notice with respect hereof) and, at the request of Yeda, and at the Company's cost and expense, to exercise such right of termination;

7.4.5. that the Sublicence shall not be assignable, otherwise transferable or further sublicenseable;

7.4.6. that the Sublicensee shall grant to the Company the right, at reasonable times and upon reasonable notice to the Sublicensee, to send an independent auditor in order to examine those records of the Sublicensee as may be necessary in order to determine the correctness or completeness of any payment made by the Company to Yeda under this Agreement, all without derogating from clauses 9.5 and 9.6 below. The Company shall exercise such audit right at Yeda's written request, but not more than once a year per sublicensee. Yeda or the Company shall bear all costs and expenses related thereto in accordance with clause 9.5 (mutatis mutandis).

7.5. For the purposes of this Agreement, "SUBLICENCE" shall mean any right granted, licence given, or agreement entered into, by the Company to or with any other person or entity, permitting any use of the Licensed Information and/or the Patents (or any part thereof) for the development, manufacture and/or sale of Products (whether or not such grant of rights, licence given or agreement entered into is described as a sublicence or as an agreement with respect to the development and/or manufacture and/or sale and/or distribution and/or marketing of Products or otherwise) and the term "SUBLICENSEE" shall be construed accordingly. For the removal of doubt, the Company shall not be entitled to grant, directly or indirectly, to any person or entity any right of whatsoever nature to exploit or use in any way the Licensed Information or to develop, manufacture and/or sell the Products or any part of any of the aforegoing, save by way of Sublicence within the meaning of such term in this paragraph above and subject to the conditions of this clause 7 relating to any such grant.

7.6.     Nothing   contained  in  this  Agreement   shall  be  deemed  to  be  a
         representation or warranty, express or implied, by Yeda that the Existing Patent Application or any patent applications relating to the Licensed Information or any portion thereof will be granted or that patents obtained on any of the said patent applications are or will be valid or will afford proper protection or that the Invention or any other portion of the Licensed Information are or will be commercially exploitable or of any other value or that the exploitation of the Patents, the Invention or the Licensed Information will not infringe the rights of any third party.

8.   DEVELOPMENT AND COMMERCIALIZATION

8.1. Within 1 (one) year of the date of signature of this Agreement, the Company shall submit to Yeda, for its written approval (not to be unreasonably withheld), a Development Program for the development of Products (such Development Program, as approved by Yeda, "THE INITIAL DEVELOPMENT PROGRAM").

8.2. The Company undertakes, at its own expense, to use best efforts to commercialise the Products and, without derogating from the generality of the aforegoing, to use its best efforts to expedite the commencement of the commercial sale of the Products. For such purpose and without derogating from the generality of the aforegoing, the Company shall:
         (i) invest in those research and development activities; and (ii) carry out and/or have a third party carry out on its behalf the performance of those trials (including phases I, II and III clinical trials), tests and other works and activities, all as detailed in the Initial Development Program, in accordance with the timetable specified therein. The Company also undertakes to perform all such other tests, works and activities as are detailed in all further Development Programs (if any) submitted and approved pursuant to clause 8.5 below, in accordance with the respective timetables included therein. The Company further undertakes to continue with commercialisation of the Products diligently throughout the period of the Licence.

8.3. The Company shall, after the delivery to, and approval by, Yeda of the Initial Development Program under clause 8.1 above, provide Yeda on June 30 and December 31 of each calendar year with written progress reports ("PROGRESS REPORTS") which shall include detailed descriptions of the progress and results, if any, of: (i) the tests and trials conducted and all other actions taken by the Company pursuant to the Initial Development Program or any other Development Program delivered and approved pursuant to clause 8.5 below; (ii) manufacturing, sublicensing, marketing and sales during the preceding 6 (six) months;
         (iii) the Company's plans in respect of the testing, undertaking of trials or commercialisation of Products for the following 6 (six) months; and (iv) projections of sales and marketing efforts. The Company shall also provide any reasonable additional data that Yeda requires to evaluate the performance of the Company hereunder.

8.4. For the removal of doubt, without derogating from the remaining provisions of this clause 8 or of clause 13.2 below, nothing contained in this Agreement shall be construed as a warranty by the Company that any Development Program to be carried out by it as aforesaid will actually achieve its aims and the Company makes no warranties whatsoever as to any results to be achieved in consequence of the carrying out of any such Development Program.

8.5. Without derogating from the obligations of the Company pursuant to this clause 8 above or from the provisions of clause 13.2 below, in the event that the Company shall wish to develop and/or commercialise Products in addition to those specified in the Initial Development Program, the Company shall inform Yeda in writing, of a further Development Program in respect of such additional Products and the provisions of this clause 8 shall apply also with respect to such further Development Program and to the development and commercialisation of such additional Products, mutatis mutandis.

8.6. The Company shall mark, and cause all its Sublicensees to mark, all Products that are manufactured or sold under this Agreement with the number or numbers of each Patent applicable to such Product.

9.   ROYALTIES

9.1.     In  consideration  for the grant of the Licence,  the Company shall pay
         Yeda:

9.1.1. a non-refundable and non-creditable licence fee of US $50,000 (fifty thousand United States Dollars) per year (or part thereof) during the term of this Agreement ("THE ANNUAL LICENCE FEE") to be paid in advance at the beginning of each 1 (one) year period during the term of this Agreement, commencing on the first day after the date of termination or expiry of the Research Period. For the removal of doubt, the first Annual Licence Fee shall be paid on the first day after the end of the Research Period and thereafter on each anniversary of such date. Notwithstanding, if the Scientist shall cease to be available for the supervision of the performance of the Research, the Annual Licence Fee shall commence upon the fifth anniversary of this Agreement.

9.1.2. a royalty of 4% (four percent) of Net Sales by or on behalf of the Company or any Sublicensees; provided that, in the event that there are any sales of a Product that are not, at the time of such sales, covered by a Valid Patent Claim (as hereinafter defined) in such country, then the royalty rate referred to in this clauses 9.1.2 above shall, with respect to Net Sales of such Product made in such country during the period such Product is not so covered by a Valid Patent Claim as aforesaid, be reduced to 3% (three percent), such royalties, for the removal of doubt, being payable at such lower rates in respect of the use of the Licensed Information under this Agreement.

                     For the purposes of this clause 9.1.2 above, "VALID PATENT CLAIM" shall mean: (i) a claim under an issued and unexpired patent which is included in the Patents; or (ii) a claim in a pending patent application (including a provisional application) patent application which is included in the Patents; and

9.1.3.               33% (thirty-three percent) of all Sublicensing Receipts;
                     provided that, with respect to those Sublicensing Receipts received pursuant to or in connection with a Sublicence executed after the first anniversary of the date of signature of this Agreement, and subject to the fulfilment of the Company's obligations under this Agreement, the percentage payable in respect of Sublicensing Receipts as aforesaid shall be 16% (sixteen percent).

         For the removal of doubt, the Company undertakes that all sales (within the meaning of such term in clause 1.2.7 above) of Products by the Company and each Sublicensee shall be for cash consideration only.

9.2. In calculating Net Sales and Sublicensing Receipts, all amounts shall be expressed in US Dollars and any amount received or invoiced in a currency other than US Dollars shall be translated into US Dollars, for the purposes of calculation, in accordance with the Exchange Rate between the US Dollar and such currency on the date of such receipt or invoice, as the case may be. For the removal of doubt, in calculating amounts received by the Company, whether by way of Net Sales or Sublicensing Receipts, any amount deducted or withheld in connection with any such payment on account of taxes on net income (including income taxes, capital gains tax, taxes on profits or taxes of a similar nature) payable by the Company in any jurisdiction, shall be deemed, notwithstanding such deduction or withholding, to have been received by the Company. In the event that the Sublicensing Receipts comprise, in whole or in part, of non-cash consideration (including shares or other securities of the Sublicensee or any other entity), then the Company agrees, promptly upon Yeda's request, to execute and deliver such documents and instruments and do any other acts as may be necessary, so that Yeda receives the percentage share of such non-cash consideration as provided in clause 9.1.3.

9.3.
9.3.1. Amounts payable to Yeda pursuant to this clause 9 shall be paid to Yeda in US Dollars (i) in the case of Net Sales, on a quarterly basis and no later than 30 (thirty) days after the end of each calendar quarter, commencing with the first calendar quarter in which any Net Sales are made or royalties are received by the Company; or (ii) in the case of Sublicensing Receipts, no later than 7 (seven) days after any such Sublicensing Receipts are received by the Company from any Sublicensees.

9.3.2. The Company shall submit to Yeda: (i) no later than 14 (fourteen) days after any Sublicensing Receipts are received, an interim written report setting out amounts owing to Yeda in respect of such Sublicensing Receipts; and (ii) no later than 30 (thirty) days after the end of each calendar quarter, commencing with the first calendar quarter in which any Net Sales are made or Sublicensing Receipts are received by the Company, a full and detailed report, in a form agreed upon between the Parties, certified as being correct by the chief financial officer of the Company, setting out all amounts owing to Yeda in respect of such previous calendar quarter to which the report refers, and with full details of:

9.3.2.1. (i) the sales made by the Company and Sublicensees, including a breakdown of Net Sales according to country, identity of seller, currency of sales, dates of invoices, number and type of Products sold;

                (ii) the Sublicensing Receipts, including a breakdown of Sublicensing Receipts according to identity of Sublicensees, countries, the currency of the payment and date of receipt thereof;

                (iii) deductions applicable, as provided in the definition of "Net Sales"; and

9.4. The Company shall keep and shall procure Sublicensees to keep complete, accurate and correct books of account and records consistent with sound business and accounting principles and practices and in such form and in such details as to enable the determination of the amounts due to Yeda in terms hereof. The Company shall supply Yeda within 6 months from the end of each calendar year, commencing with the first calendar year in which any amount is payable by the Company to Yeda under this clause 9, a report signed by the Company's independent auditors in respect of the amounts due to Yeda pursuant to this clause 9 in respect of the year covered by the said report and containing details in accordance with clause 9.3 above in respect of the quarterly reports. The Company shall require its Sublicensees to, retain the aforegoing books of account for 6 (six) years after the end of each calendar year during the period of this Agreement, and, if this Agreement is terminated for any reason whatsoever, for 6 (six) years after the end of the calendar year in which such termination becomes effective.

9.5. At Yeda's expense, and not more than once a year, Yeda shall be entitled to appoint representatives to inspect during normal business hours and after it had scheduled the said inspection with the Company, to make copies of the Company's and Sublicensees' books of accounts, records and other documentation (including technical data and lab books) (reinstated) to the extent relevant or necessary for the ascertainment or verification of the amounts due to Yeda under this clause 9. The Company shall take all steps necessary so that all such books of account, records and other documentation of the Company are available for inspection as aforesaid at a single location of the Company. In the event that any inspection as aforesaid reveals any underpayment by the Company to Yeda in respect of any year of the Agreement in an amount exceeding 5% (five percent) of the amount actually paid by the Company to Yeda in respect of such year then the Company shall (in addition to paying Yeda the shortfall together with interest thereon in accordance with clause 13.4 below), bear the costs of such inspection. The provisions of this clause 9.5 shall survive the termination of this Agreement for whatsoever reason.

10.      CONFIDENTIALITY

10.1. The Company shall maintain in confidence all information or data relating to the Patents, the Licensed Information, this Agreement and the terms hereof (hereinafter, collectively referred to as "THE CONFIDENTIAL INFORMATION"), except and to the extent that the Company can prove that any such information or data is in the public domain at the date of the signing hereof or becomes part of the public domain thereafter (other than through a violation by the Company or a Sublicensee of this obligation of confidentiality) and except with regard to that portion, if any, of the Confidential Information expressly released by Yeda from this obligation of confidentiality by notice in writing to the Company to such effect. Notwithstanding the foregoing, the Company may disclose to its personnel and Sublicensees the Confidential Information to the extent necessary for the exercise by it of its rights hereunder or in the fulfilment of its obligations hereunder, provided that it shall bind such personnel and such Sublicensees with a similar undertaking of confidentiality in writing. The Company shall be responsible and liable to Yeda for any breach by its personnel or any Sublicensee of such undertakings of confidentiality as if such breach were a breach by the Company itself.

10.2. In addition to and without derogating from the aforegoing, the Company undertakes not to make mention of the names of Yeda, the Institute or any scientists or other employee of the Institute (including the Scientist) or any employee of Yeda in any manner or for any purpose whatsoever in relation to this Agreement, its subject matter and any matter arising from this Agreement or otherwise, unless the prior written approval of Yeda thereto has been obtained.

10.3. Notwithstanding the provisions of clauses 10.1 and 10.2 above, the Company shall not be prevented from mentioning the name of Yeda, the Institute and/or any scientists or other employees of the Institute (including the Scientist) or any employee of Yeda or from disclosing any information if, and to the extent that, such mention or disclosure is to competent authorities for the purposes of obtaining approval or permission for the exercise of the Licence, or in the fulfilment of any legal duty owed to any competent authority (including a duty to make regulatory filings); provided that, any mention or disclosure in a private placement memorandum, a public offering registration statement or any other filing with the United

            States Securities and Exchange Commission ("THE SEC") or similar body shall not be deemed fulfilment of a legal duty to a competent authority, and any such mention or disclosure shall be subject to Yeda's consent, which consent shall not be withheld unreasonably. Notwithstanding the aforegoing, the Company shall be permitted to file this Agreement with the SEC if in the opinion of outside counsel to the Company, the filing of this Agreement with the SEC is required by the rules and regulations promulgated by the SEC.

10.4. No termination of this Agreement, for whatever reason, shall release the Company from any of its obligations under this clause 10 and such obligations shall survive any termination as aforesaid.

10.5. Yeda shall maintain in confidence all information received by Yeda from the Company which has been designated by the Company in writing and in advance as confidential, except and to the extent that: (i) any such information or data is in the public domain at the date of the signing hereof or becomes part of the public domain thereafter (other than through a violation by Yeda of this obligation of confidentiality) or is released by the Company from this obligation of confidentiality by notice in writing; (ii) Yeda is required to disclose such information in order to fulfill its obligations under this Agreement (including in connection with the filing and prosecution of patent applications in accordance with the provisions of clause 6 above); or (iii) Yeda is required to disclose such information in fulfilment of any legal duty owed to any competent authority. For the removal of doubt, the provisions of this clause
            10.5 shall not apply in respect of any information (not being Licensed Information) independently developed at the Institute without reference to the confidential information received from the Company.

10.6. Subject to the terms herein, Yeda shall have the right to allow the scientists of the Institute to publish articles relating to the Licensed Information in scientific journals or posters or to give lectures or seminars to third parties relating to the Licensed Information, on the condition that, to the extent that the information to be published or disclosed is Licensed Information which is not in the public domain, a draft copy of the said contemplated publication or disclosure shall have been furnished to the Company at least 60 (sixty) days before the making of any such publication or disclosure and the Company shall have failed to notify Yeda in writing, within 15 (fifteen) days from receipt of the said draft publication or disclosure, of its opposition to the making of the contemplated publication or disclosure. Should the Company notify Yeda in writing within 15 (fifteen) days from the receipt of the draft contemplated publication or disclosure that it opposes the making of such publication or disclosure because it includes material (which has been specified in said notice) in respect of which there are reasonable grounds (which have also been specified in said notice) requiring the preventing or postponement, as the case may be, of such publication or disclosure so as not adversely to affect the Company's interests under the Licence because such Licensed Information is patentable subject-matter for which patent protection pursuant to clause 6.1 above should be sought, then Yeda shall not permit such publication or disclosure unless there shall first have been filed an appropriate patent application in respect of the material to be published or disclosed as aforesaid. The Company acknowledges that it is aware of the importance to the researchers of publishing their work and, accordingly, the Company will use its best efforts not to oppose such publications.

10.7. Yeda's obligations under this clause 10 shall terminate upon termination of this Agreement.

11.  NO ASSIGNMENT

     The Company may not assign or encumber all or any of its rights or obligations under this Agreement or arising therefrom, without the prior written consent of Yeda, which consent may be conditioned by Yeda that any consideration, received by the Company, in respect of assignment as aforesaid shall be deemed to be Sublicensing Receipts and the provisions of clause 9 above shall apply with respect thereto, mutatis mutandis). For the purposes of this clause 11, the merger of the Company with another entity (whether or not the Company is the surviving entity) shall be deemed to be an assignment. Notwithstanding the aforegoing, the Company may assign all of its rights and obligations (other than those undertakings set forth in clause 12A below, it being understood that a breach of clause 12A below by the Company shall constitute a breach of this Agreement by such assignee and that nothing herein shall derogate from the provisions of clause 13.2.3 below) to a wholly-owned subsidiary of the Company, provided that (a) no such assignment shall relieve the Company of its obligations hereunder should such assignee refuse or fail to perform any obligations hereunder that are assigned to it; (b) such assignee confirms in writing (in form and substance satisfactory to Yeda) that it accepts and assumes all the rights and obligations under this Agreement assigned to it by the Company hereunder; (c) such assignee may not further assign its rights and obligations under this Agreement; and (d) it shall be deemed to be a material breach of this Agreement, by the Company and such assignee, should such assignee cease to be a wholly-owned subsidiary of the Company, unless all rights and obligations of such assignee under this Agreement can be, and are, to Yeda's satisfaction, assigned back to the Company.

12.  EXCLUSION OF LIABILITY AND INDEMNIFICATION

12.1. Yeda, the Institute and the directors, officers and employees of Yeda and/or of the Institute (hereinafter collectively "THE INDEMNITEES") shall not be liable for any claims, demands, liabilities, costs, losses, damages or expenses (including legal costs and attorneys' fees) of whatever kind or nature caused to or suffered by any person or entity (including the Company or any Sublicensee) that directly or indirectly arise out of or result from or are encountered in connection with this Agreement or the exercise of the Licence, including directly or indirectly arising out of or resulting from or encountered in connection with the development, manufacture, sale or use of any of the Products by the Company, any Sublicensee or any person acting in the name of or on behalf of any of the aforegoing, or acquiring, directly or indirectly, any of the Products from any of the aforegoing, or directly or indirectly arising out of or resulting from or encountered in connection with the exploitation or use by the Company or any Sublicensee of the Licensed Information or any part thereof, including of any data or information given, if given, in accordance with this Agreement.

12.2. In the event that any of the Indemnitees should suffer any damages, claim, demand, liability, loss, cost or expense (including legal costs and attorneys' fees) as aforesaid in clause 12.1, or shall be requested or obliged to pay to any person or entity any amount whatsoever as compensation for any damages, demand, claim, liability, cost, loss or expense as aforesaid, then the Company shall indemnify and hold harmless such Indemnitees from and against any and all such damages, claim, demand, liability, loss, cost or expense (including attorney's fees and legal costs) of whatever kind or nature as aforesaid. Without limiting the generality of the aforegoing, the Company's indemnification as aforesaid and the exclusion of liability in clause
         12.1 above shall extend to product liability claims and to damages, claims, demands, liabilities, losses, costs and expenses attributable to death, personal injury or property damage or to penalties imposed on account of the violation of any law, regulation or governmental requirement.

12.3. The Company shall at its own expense insure its liability pursuant to clause 12.2 above during the period beginning clinical trials and continuing during the entire period that the Licence is in force in any country, plus an additional period of 7 (seven) years. Such insurance shall be in reasonable amounts and on reasonable terms in the circumstances, having regard, in particular, to the nature of the Products, and shall be subscribed for from a reputable insurance company. The named insured under such insurances shall be the Company, Yeda and the Institute and the beneficiaries thereof shall include also the respective employees, officers and directors of Yeda and the Institute. The policy or policies so issued shall include a "cross-liability" provision pursuant to which the insurance is deemed to be separate insurance for each named insured (without right of subrogation as against any of the insured under the policy, or any of their representatives, employees, officers, directors or anyone in their name) and shall further provide that the insurer will be obliged to notify each insured in writing at least 30 (thirty) days in advance of the expiry or cancellation of the policy or policies. The Company hereby undertakes to comply punctually with all obligations imposed upon it under such policy or policies and in particular, without limiting the generality of the aforegoing, to pay in full and punctually all premiums and other payments for which it is liable pursuant to such policy or policies. The Company shall be obliged to submit to Yeda copies of the aforesaid insurance policy or policies within 14 (fourteen) days of the date of issue of each such policy.

12.4. The provisions of this clause 12 shall survive the termination of this Agreement for whatsoever reason.

12A. UNDERTAKINGS BY THE COMPANY

     The Company hereby undertakes, within 120 (one hundred and twenty) days of the date of signature of this Agreement:

     12A.1. to issue to Yeda (i) a warrant, exercisable at an aggregate exercise price of US $900 (Nine Hundred United States Dollars) to purchase up to 2.23% of the issued and outstanding shares of common stock of the Company immediately following the exercise of such warrant (representing partial consideration for the grant by Yeda of the Licence to the Company) and (ii) a warrant, exercisable at an aggregate exercise price of US $1,100 (One Thousand One Hundred United States Dollars) to purchase up to 2.67% of the issued and outstanding shares of the Company immediately following the exercise of such warrant (representing Yeda's share, under the Institute's internal rules, of the equity securities provided, or to be provided, by the Company to the Scientist) provided that the maximum number of shares of common stock that Yeda may exercise under the warrants described in subclauses 12A.1(i) and 12A.1(ii) above shall be 771,713 and 923,979, respectively (in each case as such number of shares of common stock shall be appropriately adjusted in the event of stock splits, stock dividends, capital reorganisations, reclassifications, recapitalisations and the like as well as issuances or sales by the Company of shares for par value only, for consideration less than par value and for no consideration, all in accordance with the terms and conditions of said warrant, which shall be satisfactory to Yeda and to the Company). Each such warrant shall be exercisable for a period beginning one year after the date of signature of this Agreement and ending at the later of (a) one year following the termination of this Agreement and (b) ten years after the date of signature of this Agreement and to have such further terms and conditions as shall be satisfactory to Yeda and the Company; and

     12A.2. to enter into an agreement granting registration rights to Yeda, such agreement to have such terms and conditions as shall be satisfactory to Yeda and the Company.

13.  TERM AND TERMINATION

     13.1. Unless otherwise agreed to in writing, this Agreement shall terminate upon the occurrence of the later of the following:

     13.1.1. the date of expiry of the last of the Patents; or

     13.1.2. the expiry of a continuous period of 20 (twenty) years during which there shall not have been a First Commercial Sale of any Product in any country.

     13.2. Notwithstanding anything to the contrary contained in this Agreement:

     13.2.1. Yeda shall be entitled, at its option: (i) to modify the Licence hereunder so that it is non-exclusive only, by written notice to the Company (any such amendment of this Agreement by Yeda as aforesaid, being effective immediately, the Company's consent thereto (written or otherwise) not being required, notwithstanding the provisions of clause 17.2 below); or (ii) to terminate this Agreement (including the Licence hereunder) by giving the Company 30 (thirty) days' written notice:

            (a) The Company shall fail to achieve commercialization of at least 1 (one) Product specified in the Development Program relating to such Product, within 12 (twelve) months of the date for successful achievement of the last development milestone as set out in Development Program;

            (b) within 3 three years of the identification of the first Product to be developed, Phase I clinical trials shall not have commenced with respect to such Product, unless the Company shall have invested, during such 3 (three) year period, an aggregate amount of at least US $3,000,000 (three million United States Dollars) in research and development in respect of such Product;

            (c) within 7 (seven) years of the identification of the first Product to be developed, Phase III clinical trials shall not have commenced with respect to such Product, unless the Company shall have invested, during such 7 (seven) year period, including the amount set forth in sub-section 13.2.1
                  (ii)(b) above an aggregate amount of at least US $6,000,000 (six million United States Dollars) in research (other than the Research) and development in respect of such Product;

            (d) First Commercial Sale of at least one Product shall not have commenced within 1 (one) year of the first date upon which all milestones relevant to the development and/or commercialisation of any Product pursuant to any Development Program have been achieved; or

            (e) commercial sale of any Product having commenced, there shall be a period of 12 (twelve ) months or more during which no sales of any Product shall take place (except as a result of force majeure or other factors beyond the control of the Company).

13.2.2. Without derogating from the aforegoing, Yeda shall be entitled to terminate this Agreement (unless previously terminated in accordance with the provisions of this Agreement), by written notice to the Company (effective immediately), if the Company contests the validity of any of the Patents;

13.2.3. Without derogating from the aforegoing and from any other remedy available to Yeda for breach of this Agreement by the Company, Yeda shall be entitled to terminate this Agreement by written notice to the Company (effective immediately) if the Company fails to comply with any of the provisions of clauses 12A.1 and 12A.2, within 120 (one hundred and twenty) days of the date of signature of this Agreement.

13.3. Without derogating from the parties' rights hereunder or by law to any other or additional remedy or relief, it is agreed that either Yeda or the Company may terminate this Agreement and the Licence hereunder by serving a written notice to that effect on the other upon or after: (i) the commitment of a material breach hereof by the other party, which material breach cannot be cured or, if curable, which has not been cured by the party in breach within 21 (twenty-one) days (or, in the case of failure by the Company to pay any amount due from the Company to Yeda pursuant to or in connection with this Agreement on or before the due date of payment, 10 (ten) days) after receipt of a written notice from the other party in respect of such breach, or (ii) the granting of a winding-up order in respect of the other party, or upon an order being granted against the other party for the appointment of a receiver, or if such other party passes a resolution for its voluntary winding-up, or if a temporary or permanent liquidator or receiver is appointed in respect of such other party, or if a temporary or permanent attachment order is granted on such other party's assets, or a substantial portion thereof, or if such other party shall seek protection under any laws or regulations, the effect of which is to suspend or impair the rights of any or all of its creditors, or to impose a moratorium on such creditors, or if anything analogous to any of the aforegoing in this clause 13.3(ii) above under the laws of any jurisdiction occurs in respect of such other party and the order or act as aforesaid is not cancelled within 60 (sixty) days of the grant of such order or the performance of such act.

13.4. Any amount payable hereunder by one of the parties to the other, that has not been paid by its due date of payment, shall bear interest from its due date of payment until the date of actual payment, at the maximum rate prevailing from time to time during the period of arrears at Bank Hapoalim B.M. in respect of unapproved overdrafts in current accounts.

13.5. In the event Yeda desires to exploit the Licensed Information, or any part thereof, in order to conduct sponsored research with respect to, or pursue commercialisation of, a given Product and the Company has not already submitted to Yeda a Development Program in respect of such Product in accordance with clause 8 above, then:

13.5.1. Yeda shall notify the Company in writing of the Product in respect of which it desires to conduct sponsored research or it desires to commercialise (such notice specifically referring to this clause 13.5), such notice to identify the Product with reasonable specificity and particularity (such Product being "THE PROPOSED PRODUCT" and such notice being "THE PRODUCT NOTICE");

13.5.2. upon receipt of a Product Notice, the Company shall have 3 (three) months to provide Yeda with a Development Program ("THE PRODUCT DEVELOPMENT PROGRAM") for the development and commercialisation of the Proposed Product;

13.5.3. in the event the Company fails to provide Yeda with a Product Development Program within the 3 (three) month period referred to in clause 13.5.2 above, Yeda may, by notice in writing, terminate the Licence hereunder in respect of the Proposed Product and Yeda shall be entitled to use the Licensed Information in order to conduct sponsored research with respect to the Proposed Product or to use, or to grant licences to use, the Licensed Information and the Patents to develop, manufacture, sell, offer for sale, import and otherwise distribute the Proposed Product; provided that, any such licence shall be in writing and shall include confidentiality obligations on the licensee similar, mutatis mutandis, to those imposed on the Company pursuant to clauses 10.1 to 10.4 above.

13.6. Upon the termination of this Agreement for whatever reason: (i) all rights in and to the Licensed Information and the Patents shall revert to Yeda and the Company shall not be entitled to make any further use thereof and the Company shall deliver to Yeda all drawings, plans, diagrams, specifications, other documentation, models or any other physical matter in the Company's possession in any way containing, representing or embodying the Licensed Information; and (ii) the Company shall grant to Yeda a non-exclusive, irrevocable, perpetual, paid-up, worldwide licence in respect of the Company's Information. In this clause 13.6 above, the term "THE COMPANY'S INFORMATION" shall mean any invention, product, material, method, process, technique, know-how, data, information or other result which does not form part of the Licensed Information, discovered or occurring in the course of or arising from the performance by the Company of the development work pursuant to clause 8 above, including any regulatory filing or approval, filed or obtained by the Company in respect of the Products.

13.7. The termination of this Agreement for any reason shall not relieve the Company of any obligations which shall have accrued prior to such termination.

13.8. In the event that this Agreement shall be terminated, other than by way of termination by Yeda pursuant to clause 13.2.2 or 13.3 above, and that, at any time within 5 (five) years following such termination, Yeda shall grant to a third party a licence in respect of the Company's Information or any part thereof (alone or together with any part of the Licensed Information) and Yeda shall receive in respect of such licence consideration, then, subject to the Company having complied and continuing to comply with all its obligations under this Agreement which remain in existence following termination of this Agreement as aforesaid (including the provisions of clause 13.6 above, Yeda shall pay to the Company 16% (sixteen percent) of the Net Proceeds actually received by Yeda in respect of such a licence, until such time as the Company shall have received, in aggregate, the full amount of the Research Budget actually paid by the Company to Yeda. Yeda shall pay to the Company amounts, if any, payable under this clause 13.8 above, within 30 (thirty) days from the end of each quarter on which the relevant Net Proceeds were received.

         For the purpose of this clause 13.8, "NET PROCEEDS" means royalties or other consideration of any kind invoiced by Yeda in respect of such licence (excluding funds for research and/or development at the Institute or payments for the supply of services) after deduction of all costs, fees and expenses incurred by Yeda in connection with such licence (including, without limitation, patent related costs, and all attorneys fees and expenses and other costs and expenses in connection with the negotiation, conclusion and administration of such licence).

14.  NOTICES

     Any notice or other communication required to be given by one party to the other under this Agreement shall be in writing and shall be deemed to have been served: (i) if personally delivered, when actually delivered; or (ii) if sent by facsimile, the next business day after receipt of confirmation of transmission; or (iii) 10 (ten) days after being mailed by certified or registered mail, postage prepaid (for the purposes of proving such service--it being sufficient to prove that such notice was properly addressed and posted) to the respective addresses of the parties set out below, or to such other address or addresses as any of the parties hereto may from time to time in writing designate to the other party hereto pursuant to this clause 14:

14.1.    to Yeda at:                  P.O. Box
                                      95 Rehovot 76100
                                      Attention: the CEO
                                      Facsimile: (08)
                                      9470739

14.2.         to the Company at:      Abramovich, Yosef, Hakim-
                                      Law Offices
                                      Toyota Towers
                                      65 Igal Alon Street
                                      Tel-Aviv 67443
                                      Attention:     Adv. Shlomo Hakim
                                      Facsimile:     (03) 5628155

15.  VALUE ADDED TAX

     The Company shall pay to Yeda, against submission of appropriate tax invoices, all amounts of Value Added Tax imposed on Yeda in connection with the transactions under this Agreement, if any. All amounts referred to in this Agreement shall be exclusive of Value Added Tax.

16. GOVERNING LAW AND JURISDICTION

     This Agreement shall be governed in all respects by the laws of Israel and the parties hereby submit to the exclusive jurisdiction of the competent Israeli courts, except that Yeda may bring suit against the Company in any other jurisdiction outside Israel in which the Company has assets or a place of business.

17.  MISCELLANEOUS

17.1. The headings in this Agreement are intended solely for convenience or reference and shall be given no effect in the interpretation of this Agreement.

17.2. This Agreement constitutes the entire agreement between the parties hereto in respect of the subject matter hereof, and supersedes all prior agreements or understandings between the parties relating to the subject matter hereof (including the Memorandum of Understanding between the parties dated February 12, 2002) and, subject to clause 13.2.1(i) above, this Agreement may be amended only by a written document signed by both parties hereto. No party has, in entering into this Agreement, relied on any warranty, representation or undertaking, except as may be expressly set out herein.

17.3. This Agreement may be signed in any number of counterparts, no one of which need be signed by more than one party, and all such copies, when duly executed, shall be considered an original of one and the same document.

17.4. No waiver by any party hereto, whether express or implied, of its rights under any provision of this Agreement shall constitute a waiver of such party's rights under such provisions at any other time or a waiver of such party's rights under any other provision of this Agreement. No failure by any party hereto to take any action against any breach of this Agreement or default by another party hereto shall constitute a waiver of the former party's rights to enforce any provision of this Agreement or to take action against such breach or default or any subsequent breach or default by such other party.

17.5. If any provision of this Agreement is held to be unenforceable under applicable law, then such provision shall be modified as set out below and the balance of this Agreement shall be interpreted as if such provision were so modified and shall be enforceable in accordance with its terms. The parties shall negotiate in good faith in order to agree on the terms of an alternative provision which complies with applicable law and achieves, to the greatest extent possible, the same effect as would have been achieved by the invalid or unenforceable provision.

17.6. Nothing contained in this Agreement shall be construed to place the parties in relationship of partners or parties to a joint venture or to constitute either party an agent, employee or legal representative of the other party and neither party shall have power or authority to act on behalf of the other party or to bind the other party in any manner whatsoever.

17.7. All payments to be made to Yeda hereunder shall be made free and clear of and without any deduction for or on account of any set-off, counterclaim or tax.

17.8. Each party agrees to execute, acknowledge and deliver such further documents and instruments and do any other acts, from time to time, as may be reasonably necessary, to effectuate the purposes of this Agreement.

17.9. None of the provisions of this Agreement shall be for the benefit of, or enforceable by, any person who is not a party to this Agreement.

IN WITNESS WHEREOF THE PARTIES HERETO HAVE SET THEIR SIGNATURES AS OF THIS 8TH DAY OF OCTOBER 2003.


for    YEDA RESEARCH AND                         for    BERT LOGIC, INC.
       DEVELOPMENT COMPANY LIMITED

By:    Dr. Issac Sharit   Prof. Haim Garty       By:    Bob Pico
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Title: CEO                Chairman               Title: Chief Executive Officer
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